                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-46519 of Suiza Foods Corporation on Form S-4 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
April 27, 1998